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                                                             Exhibit 10(m)(viii)

                       AMENDMENT TO EMPLOYMENT AGREEMENT

                 AMENDMENT TO EMPLOYMENT AGREEMENT, by and between CN Biosciences, Inc., a Delaware corporation (formerly Calbiochem- Novabiochem International, Inc., the "Company"), and Ben Matzilevich (the "Employee"), dated as of February 27, 1997.

                 WHEREAS, the Company and the Employee are parties to an Employment Agreement, dated as of February 23, 1996 (the "Employment Agreement"); and

                 WHEREAS, the Company and the Employee wish to amend the Employment Agreement with respect to payment to the Employee in connection with the termination of the Employee's employment under certain circumstances.

                 NOW, THEREFORE, in connection with the mutual covenants hereinafter set forth and for other good and valuable consideration, the parties hereto agree as follows:

                 Section 1.  Amendments to Employment Agreement.

                 Paragraph 8 of the Employment Agreement is amended by (A) amending existing subparagraph (a)(iii) of such paragraph to read in its entirety as follows:

                          "(iii) Without Cause (A) if within the 90-day period following the effective date of a "Change in Control" (as defined below) of the Company, by paying to the Employee salary continuation pay equal to the Employee's base salary in effect at the time of termination for a period equal to the greater of (i) 12 months from the date of such termination or (ii) the remaining term of this Employment Agreement or (B) if at any other time, by paying to the Employee salary continuation pay equal to the Employee's base salary in effect at the time of termination for the remaining term of this Employment Agreement. If the Company shall decide not to renew this Employment Agreement, the ninety (90) day notification of the Company's intention not to renew prior to expiration of the initial or any subsequent annual term, shall serve as adequate termination notice and the Employee hereby agrees to make a smooth transition of responsibilities during that ninety (90) day period and the Employee further agrees not to take any legal action against the Company related to said non-renewal and termination of employment.";

(B) adding a new subparagraph (b) to such paragraph to read as follows:


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                          "(b) In the event that the Employee resigns during
         the 90-day period following the effective date of a Change of Control of the Company, the Employee shall receive salary continuation pay equal to the Employee's base salary in effect at the time of the Change in Control for the period of 12 months from the date of such termination.";

(C) adding a new subparagraph (c) to such paragraph to read as follows:

                          "(c) For purposes of this Employment Agreement, "Change of Control" shall mean (a) an acquisition (other than directly from the Company) by an individual, entity or a group (excluding the Company, an employee benefit plan of the Company or E.M. Warburg, Pincus & Co., LLC or its affiliates) of 50% or more of the Company's Common Stock, par value $.01 per share, or voting securities; (b) a change in a majority of the Company's current Board of Directors (the "Incumbent Board") (excluding any persons approved by a vote of at least a majority of the Incumbent Board or persons elected with the concurrence of a majority of the Incumbent Board); or (c) the consummation of a complete liquidation or dissolution of the Company or a merger, consolidation or sale of all or substantially all of the Company's assets (collectively, a "Business Combination") other than a Business Combination in which all or substantially all of the Company's stockholders receive 50% or more of the stock of the Company resulting from the Business Combination, at least a majority of the board of directors of the resulting corporation were members of the Incumbent Board, and after which no Person owns 50% or more of the stock of the resulting corporation, who did not own such stock immediately before the Business Combination."; and

(C) renumbering existing subparagraph (b) of such paragraph to become subparagraph (d).

                 Section 2. Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of California without giving effect to the choice of law or conflict of laws provisions thereof.

                 Section 3. Entire Agreement. This Agreement contains the entire agreement of the parties with respect to the subject matter herein and supersedes any and all agreements or understandings, written or oral, between the Employee and the Company or any of the Company's principal stockholders, affiliates or subsidiaries. This Agreement may be changed only by an agreement in writing signed by each of the parties hereto.



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                 IN WITNESS WHEREOF, the parties have executed this Agreement as of the day first hereinabove written.



                                       CN BIOSCIENCES, INC.

                                       By:    /s/ Stelios B. Papadopoulos
                                          -------------------------------------
                                          Name:   Stelios B. Papadopoulos
                                          Title:  Chief Executive Officer
                                                  and President

                                       EMPLOYEE

                                       /s/ Ben Matzilevich
                                       ----------------------------------------
                                           Ben Matzilevich





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